EXHIBIT 99.1

For Immediate Release

Contact:
Standard Financial Corp.	Allegheny Valley Bancorp, Inc.
Timothy K. Zimmerman	Andrew W. Hasley
President & CEO	President & CEO
(412) 856-0363	(412) 781-0320
tzimmerman@standardbankpa.com	ahasley@avbpgh.com

Standard Financial Corp. and Allegheny Valley Bancorp, Inc.
Announce Completion of Merger

MONROEVILLE, PA and PITTSBURGH, PA, April 7, 2017 – Standard Financial Corp. (OTCQX: STND) (“Standard Financial”), the parent holding company for Standard Bank, PaSB (“Standard Bank”) and Allegheny Valley Bancorp, Inc. (OTCQX: AVLY) (“Allegheny Valley Bancorp”), the parent holding company for Allegheny Valley Bank of Pittsburgh (“Allegheny Valley Bank”), jointly announced today the completion of the previously announced partnership of their financial institutions.  Effective close of business on April 7, 2017, Allegheny Valley Bancorp merged into Standard Financial and Allegheny Valley Bank will merge into Standard Bank.

“We are very pleased that our merger of equals is now official.  We are committed to making the operational conversion of the two banks seamless and hassle-free for our customers and employees,” explains Timothy K. Zimmerman, who will lead the resulting company as Chief Executive Officer. “We believe the combined bank, with a laser-focus on our customers and the communities we serve, will make a noticeable and positive contribution to the region.”

“We are excited to join these two storied franchises into one dynamic community bank. Standard Bank is poised to deliver enhanced products and service to our customers and communities and, we look forward to building upon Allegheny Valley Bank’s historical success, while creating significant value for our shareholders,” added Andrew W. Hasley, who will lead the resulting bank as President.

The conversion and consolidation of data processing platforms, systems and customer files is expected to occur in August 2017.

The closing will result in a community banking franchise with total assets of nearly $1.0 billion and 18 branches located throughout Southwestern Pennsylvania and Western Maryland.  The united company will operate under the Standard Bank name while incorporating the Allegheny Valley Bank logo to provide both banks’ customers with a sense of familiarity.  The holding company will be re-branded as Standard AVB Financial Corp.  The combined bank will be headquartered in Monroeville and its primary commercial banking hub will be located in Lawrenceville.  Six members of the previous Allegheny Valley Bancorp board of directors will join the boards of Standard AVB Financial Corp. and Standard Bank, creating a board consisting of 13 members.

About Standard Financial Corp. and Standard Bank
Standard Financial Corp., with total assets of $488 million at December 31, 2016, is the parent company of Standard Bank, a Pennsylvania chartered savings bank which operates nine offices serving individuals and small to mid-sized businesses in Allegheny, Westmoreland and Bedford Counties, in Pennsylvania and Allegany County in Maryland.  Standard Financial Corp. is traded on the OTCQX Exchange by OTC Markets Group under the symbol STND. Standard Bank is a member of the FDIC and an Equal Housing Lender. For more information about the company, please refer to its Web address, https://www.standardbankpa.com/

Special Note Concerning Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this document, including forward-looking statements, speak only as of the date they are made, and we undertake no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond our ability to control or predict, could cause actual results to differ materially from forward-looking statements. These factors include, among others, the following: changes in interest rates; national and regional economic conditions; legislative and regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the size, quality and composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in our market area; changes in real estate market values in our market area; and changes in relevant accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.